Exhibit 10.6

EXECUTION COPY

NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES FILED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $852,273.25	Issue Date: September 28, 2018

SENIOR SECURED PROMISSORY NOTE

FOR VALUE RECEIVED, PRECISION THERAPEUTICS, INC., a Delaware corporation (hereinafter called the “Borrower”), as of September 28, 2018 (the “Issue Date”), hereby promises to pay to the order of PEAK ONE OPPORTUNITY FUND, LP, a Delaware limited partnership, or its registered assigns (the “Holder”) the principal sum of $852,273.25 (the “Principal Amount”), together with interest at the rate of eight percent (8%) per annum (with the understanding that the initial twelve months of such interest of each tranche funded shall be guaranteed), at maturity or upon acceleration or otherwise, as set forth herein (the “Note”). The consideration to the Borrower for this Note is up to $750,000 (the “Consideration”) in United States currency, due to the prorated original issuance discount of up to $102,273.25 (the “OID”). The Holder shall pay $600,000 of the Consideration (the “First Tranche”) within a reasonable amount of time of the full execution of the securities purchase agreement (the “Purchase Agreement”) and its ancillary transactional documents pursuant to which this Note is issued. At the closing of the First Tranche, the outstanding principal amount under this Note shall be $681,818.80, consisting of the First Tranche plus the prorated portion of the OID (as defined herein). The Holder shall pay such additional amounts of the Consideration and at such dates as set forth in the Purchase Agreement. The maturity date for each tranche funded shall be twelve (12) months from the effective date of each payment (each, a “Maturity Date”), and is the date upon which the principal sum, as well as any accrued and unpaid interest and other fees, shall be due and payable. This Note may not be repaid in whole or in part except as otherwise explicitly set forth herein. Any amount of principal or interest on this Note which is not paid by the Maturity Date shall bear interest at the rate of the lesser of (i) eighteen percent (18%) per annum or (ii) the maximum amount allowed by law, from the due date thereof until the same is paid (“Default Interest”). Interest shall commence accruing on the date that this Note is issued and shall be computed on the basis of a 365-day year and the actual number of days elapsed. All payments due hereunder (to the extent not converted into the Borrower’s common stock, par value $0.01 per share (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

This Note shall be a senior secured obligation of the Borrower, with priority over all existing and future Indebtedness (as defined below) of the Borrower as provided for herein. The obligations of the Borrower under this Note are secured pursuant to the terms of the security agreement of even date herewith by and among the Borrower, its Subsidiaries, and the Secured Parties (as defined therein), as well as being secured by the terms of the security agreement of even date herewith by and between the borrower and Helomics Holding Corporation (“Helomics”), and such security interest includes but is not limited to all of the assets of the Borrower and its Subsidiaries as well as of Helomics. So long as the Borrower shall have any obligation under this Note, the Borrower shall not (directly or indirectly through any Subsidiary or affiliate) incur or suffer to exist or guarantee any Indebtedness that is senior to or pari passu with (in priority of payment and performance) the Borrower’s obligations hereunder. For purposes of this paragraph, the term “Borrower” shall include any Subsidiary of the Borrower in addition to the Borrower. As used herein, the term “Indebtedness” means (a) all indebtedness of the Borrower for borrowed money or for the deferred purchase price of property or services, including any type of letters of credit, but not including deferred purchase price obligations in place as of the Issue Date and as disclosed in the SEC Documents or obligations to trade creditors incurred in the ordinary course of business, (b) all obligations of the Borrower evidenced by notes, bonds, debentures or other similar instruments, (c) purchase money indebtedness hereafter incurred by the Borrower to finance the purchase of fixed or capital assets, including all capital lease obligations of the Borrower which do not exceed the purchase price of the assets funded, (d) all guarantee obligations of the Borrower in respect of obligations of the kind referred to in clauses (a) through (c) above that the Borrower would not be permitted to incur or enter into, and (e) all obligations of the kind referred to in clauses (a) through (d) above that the Borrower is not permitted to incur or enter into that are secured and/or unsecured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured and/or unsecured by) any lien or encumbrance on property (including accounts and contract rights) owned by the Borrower, whether or not the Borrower has assumed or become liable for the payment of such obligation.

The following additional terms shall also apply to this Note:

ARTICLE I. [INTENTIONALLY OMITTED]
ARTICLE II. CERTAIN COVENANTS

2.1 Distributions on Capital Stock. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any Subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Borrower’s disinterested directors.

2.2 Restriction on Stock Repurchases. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares.

2.3 Piggyback Registration Rights. The Borrower shall include on the registration statement required to be filed with the SEC by January 31, 2019, pursuant to the Registration Rights Agreement between the parties, all shares issuable upon conversion of this Note (as defined in the Purchase Agreement). Failure to do so will result in liquidated damages of 25% of the outstanding principal balance of this Note, but not less than Fifteen Thousand and No/100 United States Dollars ($15,000), being immediately due and payable to the Holder at its election in the form of cash payment or addition to the balance of this Note.

2.4 Repayment from Proceeds. While any portion of this Note is outstanding, if the Borrower receives cash proceeds from any source or series of related or unrelated sources, including but not limited to, from payments from customers, the issuance of equity or debt, the conversion of outstanding warrants of the Borrower, the issuance of securities pursuant to an equity line of credit of the Borrower or the sale of assets, the Borrower shall, within one (1) business day of Borrower’s receipt of such proceeds, inform the Holder of such receipt, following which the Holder shall have the right in its sole discretion to require the Borrower to immediately apply up to 50% of such proceeds to repay all or any portion of the outstanding amounts owed under this Note. Failure of the Borrower to comply with this provision shall constitute an Event of Default. The foregoing repayment requirement in this Section shall not be applicable to securities offering transactions after the Execution Date yielding in the aggregate less than $2,000,000 gross proceeds to the Borrower. In the event that such excess proceeds are received by the Holder prior to the Maturity Date, the required prepayment shall be subject to the terms of Section 4.14 herein.

ARTICLE III. EVENTS OF DEFAULT

The occurrence of each of the following events of default shall each be an “Event of Default”, with no right to notice or cue the right to cure except as specifically stated:

3.1 Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at the Maturity Date, upon acceleration, or otherwise.

3.2 Conversion and the Shares. The Borrower fails to reserve a sufficient amount of shares of common stock as required under the terms of this Note (including without limitation, Section 1.3 of this Note), fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for two (2) business days after the Holder shall have delivered a Notice of Conversion. It is an obligation of the Borrower to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Borrower’s transfer agent in order to process a conversion (excluding for the avoidance of doubt, the conversion price which is the Holder’s obligation to pay), such advanced funds shall be paid by the Borrower to the Holder within five (5) business days, either in cash or as an addition to the balance of this Note, and such choice of payment method is at the discretion of the Borrower.

3.3 Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note and any documents entered into between the Borrower and the Holder and such breach continues for a period of three (3) days after written notice thereof to the Borrower from the Holder or after five (5) days after the Borrower should have been aware of the breach.

3.4 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith, shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note.

3.5 Receiver or Trustee. The Borrower or any Subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.6 Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any Subsidiary of the Borrower or any of its property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of ten (10) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld.

3.7 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower and, in the case of involuntary proceedings, have not been dismissed within 61 days.

3.8 Delisting of Common Stock. The Borrower shall fail to maintain the listing or quotation of the Common Stock on the Trading Market or an equivalent replacement exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, the NYSE American, or the OTCQB or OTCQX market places of the OTC Markets.

3.9 Failure to Comply with the Exchange Act. The Borrower shall fail to comply with the reporting requirements of the Exchange Act (including but not limited to becoming delinquent in its filings), and/or the Borrower shall cease to be subject to the reporting requirements of the Exchange Act.

3.10 Liquidation. The Borrower commences any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

3.11 Cessation of Operations. The Borrower ceases operations or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

3.12 Financial Statement Restatement. There is a restatement of any financial statements filed by the Borrower with the SEC for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statements, have constituted a material adverse effect on the Borrower or the rights of the Holder with respect to this Note.

3.13 Reverse Splits. The Borrower effectuates a reverse split of its Common Stock without twenty (20) days prior written notice to the Holder, unless Holder waives this notice period.

3.14 Replacement of Transfer Agent. In the event that the Borrower replaces its transfer agent, and the Borrower fails to provide prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower that reserves the greater of the (i) total amount of shares previously held in reserve for this Note with the Borrower’s immediately preceding transfer agent and (ii) Reserved Amount.

3.15 Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the other financial instrument, including but not limited to all convertible promissory notes currently issued, or hereafter issued, by the Borrower, to the Holder or any 3rd party (the “Other Agreements”), shall, at the option of the Holder, be considered a default under this Note, in which event the Holder shall be entitled to apply all rights and remedies of the Holder under the terms of this Note by reason of a default under said Other Agreement or hereunder; provided, that any promissory notes of Helomics that are outstanding as of the effective date of the Merger (as defined below) will not result in a default under this Note unless there is a default in payment of such promissory notes which is not cured within 15 days.

3.16 Inside Information. Any attempt by the Borrower or its officers, directors, and/or affiliates to transmit, convey, disclose, or any actual transmittal, conveyance, or disclosure by the Borrower or its officers, directors, and/or affiliates of, material non-public information concerning the Borrower, to the Holder or its successors and assigns, which is not immediately cured by Borrower’s filing of a Form 8-K pursuant to Regulation FD on that same date.

3.17 No bid. The lowest Trading Price on the Trading Market or other applicable principal trading market for the Common Stock is equal to or less than $0.01. “Trading Price” means, for any security as of any date, the lowest VWAP price on NASDAQ, or applicable trading market (the “Trading Market”) as reported by a reliable reporting service designated by the Holder (i.e., www.Nasdaq.com) or, if the Trading Market is not the principal trading market for such security, on the principal securities exchange or trading market where such security is listed or traded or, if the lowest intraday trading price of such security is not available in any of the foregoing manners, the lowest intraday price of any market makers for such security that are quoted on the OTC Markets. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the Trading Market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

3.18 Prohibition on Debt and Variable Securities. The Borrower, without written consent of the Holder, issues any Variable Security (as defined herein), unless (i) the Borrower is permitted to pay off this Note in cash at the time of the issuance of the respective Variable Security and (ii) the Borrower pays off this Note, pursuant to the terms of this Note, in cash at the time of the issuance of the respective Variable Security. A “Variable Security” shall mean any security issued by the Borrower, not subject to a floor price that is within fifty percent (50%) of the then current market price of the Common Stock, that (i) has or may have conversion rights of any kind, contingent, conditional or otherwise in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the Common Stock; (ii) is or may become convertible into Common Stock (including without limitation convertible debt, warrants or convertible preferred stock), with a conversion or exercise price that varies with the market price of the common stock, even if such security only becomes convertible or exercisable following an event of default, the passage of time, or another trigger event or condition; or (iii) was issued or may be issued in the future in exchange for or in connection with any contract, security, or instrument, whether convertible or not, where the number of shares of Common Stock issued or to be issued is based upon or related in any way to the market price of the Common Stock, including, but not limited to, Common Stock issued in connection with a Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange. Notwithstanding the foregoing, the Company shall not be deemed to be in default under this subsection to the extent that it issues securities in compliance with obligations under written transaction documents that existed, unaltered, prior to the Issue Date.

3.19 Failure to Approve Helomics Merger. The Borrower fails to acquire, on or before December 31, 2018, all required board, stockholder and other approvals (including without limitation that certain “Parent Stockholder Consent” as defined in the Agreement and Plan of Merger between the Borrower and Helomics) regarding the consummation of the Borrower’s merger with Helomics (the “Merger”).

3.20 Failure to Repay Upon Qualified Offering. The Borrower completes an offering and/or sale of securities, or becomes a borrower under any loan documents and/or credit facilities, on or after the Issue Date and fails to apply the proceeds of such offering, sale or loan to the repayment of this Note, to the extent required under Section 2.4, until this Note is repaid in its entirety as required under Section 2.4.

UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT SPECIFIED IN SECTION 3.2, THE NOTE SHALL BECOME IMMEDIATELY DUE AND PAYABLE AND THE BORROWER SHALL PAY TO THE HOLDER, IN FULL SATISFACTION OF ITS OBLIGATIONS HEREUNDER, AN AMOUNT EQUAL TO: (Y) THE DEFAULT AMOUNT (AS DEFINED HEREIN); MULTIPLIED BY (Z) TWO (2). Upon the occurrence of any Event of Default specified in Sections 3.1, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 3.15, 3.16, 3.17, 3.18, 3.19 and/or this 3.20, this Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to 135% (plus an additional 5% per each additional Event of Default that occurs hereunder) multiplied by the then outstanding entire balance of this Note (including principal and accrued and unpaid interest) plus Default Interest from the date of the Event of Default, if any, plus any amounts owed to the Holder pursuant to Sections 1.3(g) hereof (collectively, in the aggregate of all of the above, the “Default Amount”), and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

Upon the earlier to occur of an Event of Default or the filing of any Securities Act registration statement by the Borrower on a form other than Form S-4 in connection with the Merger or Form S-8, subject to the Exchange Cap (as defined below), the Holder shall have the right at any time thereafter to convert all or any part of the Note (including without limitation, the Principal Amount, accrued and unpaid interests, Default Interest, and any other amounts owed to the Holder under the Note) into fully paid and non-assessable shares of Common Stock of the Borrower at the conversion price, which is equal to the lesser of (i) $1.00 and (ii) 70% of the lowest VWAP of the Common Stock during the twenty (20) Trading Day (as defined herein) period ending on either (i) the last complete Trading Day prior to the conversion date or (ii) the conversion date, as determined by the Holder in its sole discretion upon such conversion (subject to adjustment as provided in this Note) (the “Conversion Price”). In no event shall the

Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded. All expenses incurred by Holder for the issuance and clearing of the Common Stock into which this Note is convertible into shall immediately and automatically be added to the balance of the Note at such time as the expenses are incurred by Holder. If, at any time when the Note is issued and outstanding, and either (A) an Event of Default has occurred under this Note or (B) the Borrower has an filed an effective registration statement covering the Holder’s sale of Conversion shares issued pursuant to this Note, the Borrower issues or sells, or is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a “Dilutive Issuance”), then the Holder shall have the right, in Holder’s sole discretion on each conversion after such Dilutive Issuance, to utilize the price per share of the Dilutive Issuance as the Conversion Price for such conversion. The Borrower is required at all times to have authorized and reserved one and a half times (and upon the Merger Certification Date (as defined in the Purchase Agreement) two times) the number of shares that is actually issuable upon full conversion of the Note (based on the Conversion Price of the Note as if an Event of Default under the Note has occurred, even if an Event of Default has not occurred), and otherwise as set forth in the Purchase Agreement (the “Reserved Amount”). Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a notice of conversion in the form attached hereto as Exhibit A (the “Notice of Conversion”), the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder the Common Stock issuable upon such conversion within two (2) business days after such receipt (the “Deadline”). Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline, the Borrower shall pay to the Holder $3,000 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Common Stock. Until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Securities Act or otherwise may be sold pursuant to Rule 144 or other available exemption, the Common Stock issuable upon conversion of this Note shall bear a restrictive legend in form, substance, and scope customary for such legends. Notwithstanding anything in this Note to the contrary, and in addition to the beneficial ownership limitations provided herein above, the sum of (a) the total number of shares of Common Stock that may be issued under this Note and (b) the number of Inducement Shares, shall be limited to 803,498 shares of Common Stock (equal to 5.997% of the outstanding shares of Common Stock of the Company as of the Issue Date hereof) (the “Exchange Cap”) The Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. The Company and Holder agree that the Company shall not seek or obtain stockholder approval of issuance of a greater number of shares upon conversion in excess of the Exchange Cap. In the event of a conversion by Holder that results in the issuance of a number of shares equal to the Exchange Cap, the Maturity Date of each tranche of this Note shall be the earlier of (1) the date ninety (90) days after the date of such conversion, or (2) the Maturity Date for such tranche set forth in the first paragraph of this Note.

ARTICLE IV. MISCELLANEOUS

4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, facsimile, or electronic mail addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery, upon electronic mail delivery, or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

PRECISION THERAPEUTICS INC.
2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

Attention: Bob Myers, CFO

E-mail: bmyers@skylinemedical.com
Phone: 651.389.4800

With a copy (which shall not constitute notice) to:

Maslon LLP

3300 Wells Fargo Center, 90 S. Seventh Street

Minneapolis, MN 55402

E-mail: martin.rosenbaum@maslon.com

Attention: Martin Rosenbaum

Phone: 612-672-8326

If to the Holder:

PEAK ONE OPPORTUNITY FUND, LP

333 S. Hibiscus Dr.

Miami Beach, Florida. 33139

Attn: Jason C. Goldstein

E-mail: jgoldstein@peakoneinvestments.com

with a copy to that shall not constitute notice:

K&L Gates LLP

200 S. Biscayne Blvd., Ste. 3900

Miami, FL 33131

Attention: John D. Owens, III, Esq.

e-mail: john.owens@klgates.com

4.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Notwithstanding anything to the contrary herein, the rights, interests or obligations of the Borrower hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Borrower without the prior signed written consent of the Holder, which consent may be withheld at the sole discretion of the Holder (any such assignment or transfer shall be null and void if the Borrower does not obtain the prior signed written consent of the Holder). This Note or any of the severable rights and obligations inuring to the benefit of or to be performed by Holder hereunder may be assigned by Holder to a third party, in whole or in part, without the need to obtain the Borrower’s consent thereto. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the Securities Act). Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

4.5 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

4.6 Governing Law. This Note shall be governed by and interpreted in accordance with the laws of the State of Nevada without regard to the principles of conflicts of law (whether of the State of Nevada or any other jurisdiction).

4.7 Venue; Severability; Attorney’s Fees. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state or federal courts of Miami-Dade County, Florida. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The costs and expenses of such action shall be paid by and be the sole responsibility of the Borrower, including but not limited to the Holder’s attorneys’ fees and court fees. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.8 JURY TRIAL WAIVER. THE BORROWER AND THE HOLDER HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS NOTE.

4.9 Certain Amounts. Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding Principal Amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

4.10 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

4.11 Section 3(a)(10) Transactions. If at any time while this Note is outstanding, the Borrower enters into a transaction structured in accordance with, based upon, or related or pursuant to, in whole or in part, Section 3(a)(10) of the Securities Act (a “3(a)(10) Transaction”), then a liquidated damages charge of 100% of the outstanding principal balance of this Note at that time, will be assessed and will become immediately due and payable to the Holder, either in the form of cash payment, an addition to the balance of this Note, or a combination of both forms of payment, as determined by the Holder. The liquidated damages charge in this Section 4.11 shall be in addition to, and not in substitution of, any of the other rights of the Holder under this Note.

4.12 Restriction on Section 3(a)(9) Transactions. So long as this Note is outstanding, the Borrower shall not enter into any 3(a)(9) Transaction with any party other than the Holder, without prior written consent of the Holder. In the event that the Borrower does enter into, or makes any issuance of Common Stock related to a 3(a)(9) Transaction while this Note is outstanding, a liquidated damages charge of 25% of the outstanding principal balance of this Note, but not less than $15,000, will be assessed and will become immediately due and payable to the Holder at its election in the form of cash payment or addition to the balance of this Note. “3(a)(9) Transaction” means a transaction structured in accordance with, based upon, or related or pursuant to, in whole or in part, Section 3(a)(9) of the Securities Act. The liquidated damages charge in this Section 4.12 shall be in addition to, and not in substitution of, any of the other rights of the Holder under this Note.

4.13 Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Borrower from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Borrower (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

4.14 Repayment. Notwithstanding anything to the contrary contained in this Note, the Borrower may repay any amount outstanding under this Note, during the 30 calendar day period after the Issue Date, by making a payment to the Holder of an amount in cash equal to 105% multiplied by the amount that the Borrower is repaying. Notwithstanding anything to the contrary contained in this Note, the Borrower may repay any amount outstanding under this Note, during the 31st through 60th calendar day period after the Issue Date, by making a payment to the Holder of an amount in cash equal to 110% multiplied by the amount that the Borrower is repaying. Notwithstanding anything to the contrary contained in this Note, the Borrower may repay any amount outstanding under this Note, during the 61st through 90th calendar day period after the Issue Date, by making a payment to the Holder of an amount in cash equal to 115% multiplied by the amount that the Borrower is repaying. Notwithstanding anything to the contrary contained in this Note, the Borrower may repay any amount outstanding under this Note, during the 91st through 120th calendar day period after the Issue Date, by making a payment to the Holder of an amount in cash equal to 120% multiplied by the amount that the Borrower is repaying. Notwithstanding anything to the contrary contained in this Note, the Borrower may repay any amount outstanding under this Note, after the 120th calendar day after the Issue Date, including on and after the Maturity Date, by making a payment to the Holder of an amount in cash equal to 125% multiplied by the amount that the Borrower is repaying. In order to repay this Note, the Borrower shall provide notice to the Holder ten (10) business days prior to such respective repayment date, and the Holder must receive such repayment within twelve (12) business days of the Holder’s receipt of the respective repayment notice, but not sooner than ten (10) business days from the date of notice (the “Repayment Period”). The Holder may convert the Note in whole or in part at any time during the Repayment Period, subject to the terms and conditions of this Note. Any repayment hereunder shall be applied to the tranches funded under this Note in reverse chronological order (applied first to the most recently funded tranches under this Note).

4.15 Terms of Future Financings. So long as this Note is outstanding, upon any issuance by the Borrower or any of its Subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Holder in this Note, then the Borrower shall notify the Holder of such additional or more favorable term and such term, at Holder’s option, shall become a part of the transaction documents with the Holder. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, prepayment rate, conversion look back periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage.

** signature page to follow **

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer on the Issue Date.

PRECISION THERAPEUTICS, INC.

By: /s/ Bob Myers

Name: Bob Myers

Title: Chief Financial Officer

EXHIBIT A -- NOTICE OF CONVERSION

The undersigned hereby elects to convert $________________ amount of this Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of this Note (“Common Stock”) as set forth below, of Precision Therapeutics, Inc., a Delaware corporation (the “Borrower”), according to the conditions of the senior secured promissory note of the Borrower dated as of September 28, 2018 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

[ ] The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime

Broker: Account Number:

[ ] The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

PEAK ONE OPPORTUNITY FUND, LP

33 S. Hibiscus Dr.

Miami Beach, Florida. 33139

Attn: Jason C. Goldstein

E-mail: jgoldstein@peakoneinvestments.com

Date of Conversion:

Applicable Conversion Price:	$

Number of Shares of Common Stock to be Issued Pursuant to Conversion of this Notes:

Amount of Principal Balance Due remaining Under this Note after this conversion:

PEAK ONE OPPORTUNITY FUND, LP

By:_____________________________

Name:___________________________

Title:____________________________

Date:___________________________